Exhibit j(iii)
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" and "Portfolio Holdings Disclosure" in the Statement of Additional Information. We also consent to the reference to our firm under the caption "Financial Highlights" in the prospectus and to the use of our reports dated February 15, 2007 for the USAA Nasdaq-100 Index Fund, the USAA S&P 500 Index Fund and the USAA Total Return Strategy Fund and dated February 19, 2007 for the USAA Extended Market Index Fund on the financial statements and financial highlights of the USAA Nasdaq-100 Index Fund, the USAA S&P 500 Index Fund, the USAA Total Return Strategy Fund, and the USAA Extended Market Index Fund as of and for the year ended December 31, 2006 in the Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A No. 33-65572).

                                                      /s/ Ernst & Young LLP

San Antonio, Texas
April 24, 2007